SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 4, 2010 (June 2, 2010)

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

1896 Rutherford Road

Carlsbad, CA 92008

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of t,he registrant under any of the following provisions: ,

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

Isis Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 2, 2010.  The stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 20, 2010.

Proposal 1:  Election of 3 directors to hold office until the 2013 Annual Meeting:

	FOR	WITHHELD
Stanley T. Crooke	59,803,588	3,274,330
Joseph (Skip) Klein, III	59,991,990	3,085,928
John C. Reed	60,252,666	2,825,252

Broker Non-Votes:  22,494,982

All of the foregoing candidates were elected and each received affirmative votes not only from more than a majority of the shares voting, but also from a majority of the outstanding shares.

Proposal 2:                                 Approve an amendment to the 2002 Non-Employee Directors’ Stock Option Plan to increase the shares reserved for issuance from 850,000 shares to 1,000,000 shares and to extend the term from May 30, 2012 to June 1, 2020.

FOR	AGAINST	ABSTAIN
56,684,086	6,300,677	93,155

Broker Non-Votes:  22,494,982

The foregoing proposal was approved.

Proposal 3:                                  Approve an increase in shares reserved for issuance under the 1989 Stock Option Plan from 16,700,000 shares to 20,000,000 shares.

FOR	AGAINST	ABSTAIN
56,184,374	6,774,639	118,905

Broker Non-Votes:  22,494,982

The foregoing proposal was approved.

Proposal 4:                                  Ratify the Audit Committee’s selection of Ernst & Young LLP as independent auditors for our 2010 fiscal year.

FOR	AGAINST	ABSTAIN
82,607,998	2,685,358	279,544

Broker Non-Votes:  0

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: June 4, 2010	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Chief Operating Officer,
Chief Financial Officer and Director